Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Lisa Hartman - SVP, Head of Investor Relations
Redwood Trust, Inc.		Phone: 866-269-4976
Friday, November 22, 2019		Email: investorrelations@redwoodtrust.com

REDWOOD TRUST CLOSES FIRST SINGLE-FAMILY RENTAL SECURITIZATION SINCE THE ACQUISITION OF COREVEST; COREVEST’S TENTH SECURITIZATION SINCE 2015

MILL VALLEY, CA – Friday, November 22, 2019 – Redwood Trust, Inc. (NYSE: RWT) today announced it closed its first securitization backed by single-family rental (SFR) loans since its October 15th acquisition of CoreVest, a leading nationwide originator of business-purpose residential loans (BPLs). This transaction, CAFL 2019-3, closed on November 14th and marks the tenth and largest securitization for CoreVest since it launched its first deal in 2015. In addition, yesterday Redwood closed its 103rd Sequoia securitization, SEMT 2019-5, backed by a pool of Redwood Select jumbo loans.

“A significant strategic element of the acquisition of CoreVest is their best-in-class SFR securitization platform. We are excited to now have the two largest and most highly-regarded issuance platforms in the housing market as part of the Redwood family,” said Christopher Abate, Redwood's Chief Executive Officer. Abate continued, “The ability to simultaneously market and successfully close two distinct offerings under our CoreVest and Sequoia brands further solidifies our conviction that the combined power of our operational platforms will accelerate our strategy to grow profitably and organically generate assets with attractive risk adjusted returns.”

Dashiell Robinson, Redwood’s President also commented, “We are pleased with the progress we have made integrating the CoreVest platform since acquiring the company. In just four weeks, we have already demonstrated the asset generating power of the platform.” Robinson continued, “We are excited to offer diverse residential credit investment opportunities to our fixed income investors while providing liquidity in the housing market and attractive financing for both traditional homeowners and housing investors.”

Commenting on behalf of CoreVest, Chief Executive Officer Elizabeth O’Brien said, “Closing our tenth deal as part of the Redwood family underscored the strength of investor demand both from our traditional base and the expanded number of investors focused on residential credit.  As the single-family rental market continues to mature, we look forward to continuing to provide attractive assets to this market.”

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Additional Resources

•	Conference Call: Management Discussion on the Acquisition of CoreVest – October 15, 2019
•	Investor Presentation: Redwood Announces Definitive Agreement to Acquire CoreVest American Finance Lender LLC – October 14, 2019

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on making credit-sensitive investments in residential mortgages and related assets and engaging in mortgage banking activities. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. Redwood Trust was established in 1994, is internally managed, and structured as a real estate investment trust (“REIT”) for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

About CoreVest

CoreVest is the leading lender to residential real estate investors, nationwide. It offers long-term loans for stabilized rental properties as well as short-term bridge loans and investment credit lines. With more than $6 billion in closed loans and 40,000 units financed, CoreVest offers attractive rates, rapid timelines and closing certainty. The company works directly with borrowers, brokers and correspondent partners. For more information, visit www.corevestfinance.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to Redwood’s belief that the combined power of Redwood’s and CoreVest’s operational platforms will accelerate our strategy to grow profitably and generate assets with attractive risk adjusted returns. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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